         As filed with the Securities and Exchange Commission on May 30, 1997
                                                 Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                              --------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                              --------------------------

                           CLAREMONT TECHNOLOGY GROUP, INC.
                (Exact Name of Registrant as Specified in Its Charter)

         OREGON                                              93-1004490
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)              Identification Number)
                               ------------------------

             1600 N.W. COMPTON DRIVE, SUITE 210, BEAVERTON, OREGON 97006
            (Address, including zip code, of Principal Executive Offices)
                              -------------------------

              CLAREMONT TECHNOLOGY GROUP, INC. 1992 STOCK INCENTIVE PLAN

                               (Full Title of the Plan)
                              -------------------------

                                   PAUL J. COSGRAVE
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CLAREMONT TECHNOLOGY GROUP, INC.
             1600 N.W. COMPTON DRIVE, SUITE 210, BEAVERTON, OREGON 97006
                                    (503) 690-4000
                       (Name, Address and Telephone Number,
                    Including Area Code, of Agent for Service)

                              --------------------------

                                   with copies to:
                              BRENDA L. MELTEBEKE, ESQ.
                       ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                222 S.W. COLUMBIA, SUITE 1800, PORTLAND, OREGON 97201
                                    (503) 226-1191

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of Securities to   Amount to be   Proposed Maximum Offering         Proposed Maximum             Amount of
     be Registered       Registered        Price per Share (1)     Aggregate Offering Price (1)    Registration Fee
-------------------------------------------------------------------------------------------------------------------
 Common Stock, no
 par value              2,750,526 shares  Not Applicable              $ 19,760,855               $5,988.14
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1), the aggregate offering price is based on the exercise prices of outstanding options and the average of high and low per share sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on May 22, 1997 for options not yet granted.
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


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents are incorporated by reference into this Registration Statement:

    (a) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1996, as filed with the Securities and Exchange Commission (the "SEC") on September 27, 1996 pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

    (b) The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 1996, as filed with the SEC on November 7, 1996; the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 1996, as filed with the SEC on February 12, 1997; and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997 as filed with the SEC on May 9, 1997.

    (c) The Registration Statement on Form 8-A of the Company as filed with the SEC on May 31, 1996.

    (d) All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the date of filing of a post-effective amendment to this Registration Statement stating that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As an Oregon corporation the Company is subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA,
Article IV of the Company's Second Restated Articles of Incorporation (the "Articles") eliminates the liability of the Company's directors to the Company or its shareholders to the fullest extent permitted by law. Article IV of the Articles also requires the Company to indemnify its directors and officers to the fullest extent not prohibited by law.

    Section 60.387, et seq., of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation in which the director or officer was adjudged liable to the corporation, but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

    The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

    Effective as of July 24, 1996, the Company entered into indemnity agreements with Paul J. Cosgrave, Dennis M. Goett, Neil E. Goldschmidt and Jerry L. Stone, each of whom is a member of the Board of Directors (Messrs. Cosgrave and Goett are also officers of the Company). Effective as of April 29, 1997, the Company entered into an indemnity agremenet with Stephen M. Carson upon his appointment to the Board of Directors. Effective as of July 24, 1996, the Company also entered into indemnity agreements with Karen Fast, Ross C. Kayuha, Edward A. Fullman, Stephen D. Hawley and Terry D. Murphy, each of whom is an officer of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.


ITEM 8.  EXHIBITS

    Number                        Description
    ------                        -----------


     5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

    23.1 Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)

    23.2      Consent of KPMG Peat Marwick LLP

    24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

    99.0 Claremont Technology Group, Inc. 1992 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company's Registration Statement on Form S-1 (Commission File
              No. 333-04561)

ITEM 9.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on this 30th day of May, 1997.


                                        CLAREMONT TECHNOLOGY GROUP, INC.



                                        By: /s/ Paul J. Cosgrave
                                           -------------------------------------
                                           Paul J. Cosgrave
                                           President and Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Cosgrave and Dennis M. Goett, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Witness our hands on the date set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.







                            [SIGNATURES ON FOLLOWING PAGE]

    Signature                     Title                              Date
    ---------                     -----                              ----

/s/ Paul J. Cosgrave
--------------------------   President and Chief
Paul J. Cosgrave             Executive Officer
                             (Principal
                             Executive Officer)                       05/30/97

/s/ Dennis M. Goett
--------------------------   Chief Financial Officer
Dennis M. Goett              (Principal Financial                     05/30/97
                             and Accounting Officer)

/s/ Jerry L. Stone
--------------------------   Director                                 05/30/97
Jerry L. Stone


/s/ Neil E. Goldschmidt
--------------------------   Director                                 05/30/97
Neil E. Goldschmidt


/s/ Stephen M. Carson
--------------------------   Director                                 05/30/97
Stephen M. Carson

                                  INDEX TO EXHIBITS


    Exhibit                                                                Page
    Number    Exhibit                                                      No.
    -------   -------                                                      ----

     5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered


    23.1      Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP
              (included in legal opinion filed as Exhibit 5.0)

    23.2      Consent of KPMG Peat Marwick LLP


    24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

    99.0 Claremont Technology Group, Inc. 1992 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company's Registration Statement on Form S-1 (Commission File
              No. 333-04561))